UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 8, 2016

Insight Enterprises, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-25092	86-0766246
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6820 South Harl Avenue, Tempe, Arizona		85283
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	480-333-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 8, 2016, the Board of Directors of Insight Enterprises, Inc. (the "Company") increased the size of the board from nine to ten and appointed Bruce W. Armstrong as a Class I Director of the Company with a term expiring at the 2016 annual meeting of stockholders. Mr. Armstrong will serve on the Audit and Nominating and Governance Committees of the Board of Directors. In accordance with the Company's current Board compensation arrangements, as described in the Company's most recent annual report on Form 10-K and proxy statement, Mr. Armstrong will receive $20,000 per quarter for serving on the Board, a grant of restricted stock units (RSUs) equal to a pro-rata share of the annual grant of RSUs to other non-employee directors, annual grants of service-based restricted stock units and reimbursement for reasonable expenses, and the Company will enter into an indemnification agreement with Mr. Armstrong in the form provided to other directors of the Company.

On March 11, 2016, the Company issued a press release announcing the appointment of Mr. Armstrong to the Company's Board of Directors. The full text of the press release issued in connection with this announcement is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number Description
------------ --------------------------------------------

99.1 Press release dated March 11, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insight Enterprises, Inc.

March 11, 2016	By:	/s/ Glynis A. Bryan

Name: Glynis A. Bryan
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated March 11, 2016.